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                                                                     Exhibit 5

                     MILLER, NASH, WIENER, HAGER & CARLSEN
                        ATTORNEYS AND COUNSELORS AT LAW
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155

                                 May 19, 1995





Willamette Industries, Inc.
3800 First Interstate Tower
1300 S.W. Fifth Avenue
Portland, Oregon  97201

            Subject: Willamette Industries Stock Purchase Plan Registration Statement on Form S-8

Gentlemen:

            Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by Willamette Industries, Inc., an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 850,000 shares of Company's common stock, $.50 par value ("Shares") to be offered pursuant to the Willamette Industries Stock Purchase Plan ("Plan") together with an indeterminate amount of interests in the Plan.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion:

            1. The Plan has been duly adopted and approved by all necessary corporate action and the Shares have been duly authorized for issuance.

            2. When the Shares shall have been issued and sold by Company in the manner provided in the Plan while the Registration Statement is effective and in compliance with applicable state securities laws and when payment for the Shares shall have been received by Company, the Shares will be legally issued, fully paid and nonassessable.

            We express no opinion as to the compliance of the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

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            We consent to the use of this opinion in the Registration
Statement and in any amendments thereto.

                              Very truly yours,



                              MILLER, NASH, WIENER, HAGER & CARLSEN